                                                                      Exhibit 21

SUBSIDIARY                                                    PLACE OF INCORPORATION
----------                                                    ----------------------
General Microwave Corp.                                           New York
General Microwave Israel Corporation                              Delaware
General Microwave Israel (1987) Limited                           Israel
Herley Wireless Technologies, Inc.                                Delaware
HMS Investments,Inc.                                              Delaware
HMS Trading, Inc.                                                 Delaware
Micro-El Patent Corporation                                       Delaware
Syrix Corp.                                                       Delaware